EXHIBIT 99.1

VCA Antech, Inc. Reports Fourth Quarter 2009 Results and Provides Financial Guidance for 2010

  Fourth quarter revenue increased 4.0% to $315.2 million
  Fourth quarter diluted earnings per common share decreased 3.3% to $0.29
  Fourth quarter adjusted diluted earnings per common share of $0.28

LOS ANGELES, Feb. 18, 2010 (GLOBE NEWSWIRE) -- VCA Antech, Inc. (Nasdaq:WOOF), a leading animal healthcare company in the United States, today reported financial results for the fourth quarter ended December 31, 2009 as follows: revenue increased 4.0% to a fourth quarter record of $315.2 million; net income decreased 1.3% to $25.4 million and diluted earnings per common share was $0.29.

The fourth quarter of 2009 included a credit adjustment of $0.01 per diluted share from cash recovered for certain costs that were previously written off in the second quarter related to the abandonment of an internally developed software project. Excluding this item from the quarter ended December 31, 2009, adjusted diluted earnings per common share was $0.28.

Results for the year ended December 31, 2009 were as follows: revenue increased 2.9% to a record of $1.31 billion; gross profit increased slightly to $343.0 million; net income decreased 1.2% to $131.4 million; and diluted earnings per common share was $1.53.  The twelve month results included a charge, net of the recovery in the fourth quarter, of $2.0 million or $0.02 per diluted share related to the abandonment of an internally developed software project.  Excluding this item, adjusted net income increased slightly to $133.5 million and adjusted diluted earnings per common share remained flat at $1.55.

Bob Antin, Chairman and CEO, stated, "The 2009 year presented many challenges for our organization. As with most companies, the economy negatively impacted our revenue growth rates throughout the year. While the economy continues to put pressure on us, we have seen a relative improvement in the fourth quarter, in comparison to the previous three quarters.

"Animal hospital revenue in the fourth quarter increased 3.6% to $237.2 million driven by acquisitions made in the past twelve months.  The combination of lower margins at acquired animal hospitals, and a decline in our same-store margins due to a decline in revenue, has caused our animal hospital gross margin to decrease to 15.3% from 17.5%, and our operating margin to decline to 12.9% from 15.2%. Our same-store revenue declined by 2.2%, and our same-store gross profit margin declined to 15.9% from 17.8%. We acquired nine animal hospitals during the quarter with historical combined annual revenue of $23.9 million.

"Laboratory revenue in the fourth quarter increased 2.0% to $70.7 million driven predominantly by internal revenue growth of 1.4%. We improved our laboratory gross profit by 80 basis points to 43.1% and our operating margin was up slightly to 34.5%.

"We continued our integration of Sound Technologies with Eklin Medical Systems during the quarter. Sound-Eklin revenue increased 28.4% during the quarter primarily due to the addition of the Eklin business. Gross profit margin declined slightly to 34.4% due to a change in product mix and the operating margin declined from 13.4% to 6.7% due to the incremental general and administrative costs taken on with the Eklin merger that was completed at the beginning of the third quarter of this year."

2010 Financial Guidance

Our financial guidance for 2010 is as follows:

  Revenue from $1.39 billion to $1.42 billion;
  Net income from $140.0 million to $147.2 million; and
  Diluted earnings per common share from $1.60 to $1.68.

Current uncertainty in the economy and the lack of visibility regarding the timing and degree of any recovery in our business sector makes it particularly difficult to predict consumer demand for our services and makes it more likely that our actual results could differ materially from expectations. Our senior term notes are scheduled to mature in 2011, although they may be refinanced in 2010. The guidance above is based upon our current capital structure and, accordingly, does not include the effect of any debt refinancing.

Non-GAAP Financial Measures

We believe investors' understanding of our total performance is enhanced by disclosing adjusted operating income, adjusted net income and adjusted diluted earnings per common share. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.

Management uses adjusted measures because they exclude the effect of significant items that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends. For the three months ended December 31, 2009, we adjusted our reported amounts for the aforementioned recovery of $1.9 million, or $1.2 million after tax. For the twelve months ended December 31, 2009, we adjusted our reported amounts for the aforementioned net software write-off of $3.3 million, or $2.0 million after tax.

There is a material limitation associated with the use of these non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental Operating Data."

Conference Call

We will discuss our company's fourth quarter 2009 financial results during a conference call today, February 18th, at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call by dialing (877) 293-5492. Interested parties should call at least 10 minutes prior to the start of the call to register.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may and likely will differ materially from this forward-looking information. Our animal hospital and laboratory revenues have been materially adversely impacted by the current economic recession. We are unable to forecast the timing or degree of any economic recovery. Further, trends in the general economy may not be reflected in our business at the same time or in the same degree as in the general economy. The timing and degree of any economic recovery, and its impact on our business, are among the important factors that could cause actual results to differ from this forward-looking information. Among other factors that could cause our actual results to differ from this forward-looking information are: an increase in the level of direct costs or a failure to increase revenue at a level necessary to maintain our expected operating margins, a material adverse change in our financial condition or operations; the level of selling, general and administrative costs; the effects of our recent and future acquisitions (including Eklin Medical Systems, Inc.) and our ability to effectively manage our growth and achieve operating synergies; a decline in demand for any of our products and services; any disruption in our information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of our goodwill and other intangible assets; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risks are discussed in our Report on Form 10-K for the year ended December 31, 2008 and our Report on Form 10-Q for the quarter ended September 30, 2009 and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply diagnostic imaging equipment to the veterinary industry.

The VCA Antech, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4252

VCA Antech, Inc.
Consolidated Income Statements
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue:
Animal hospital	$ 237,185	$ 229,043	$ 994,215	$ 959,395
Laboratory	70,716	69,318	308,478	304,952
Medical technology	16,618	12,944	50,136	51,177
Intercompany	(9,300)	(8,136)	(38,322)	(38,054)
	315,219	303,169	1,314,507	1,277,470

Direct costs	243,412	229,297	971,507	934,833

Gross profit:
Animal hospital	36,188	40,142	183,698	184,185
Laboratory	30,452	29,294	143,314	142,783
Medical technology	5,716	4,571	17,782	18,028
Intercompany	(549)	(135)	(1,794)	(2,359)
	71,807	73,872	343,000	342,637

Selling, general and administrative expense:
Animal hospital	5,250	5,327	21,174	22,142
Laboratory	6,063	5,502	22,895	20,816
Medical technology	4,595	2,835	14,653	12,337
Corporate	9,877	9,073	38,715	35,432
	25,785	22,737	97,437	90,727

(Gain) loss on sale and disposal of assets	(1,569)	201	4,035	234

Operating income	47,591	50,934	241,528	251,676

Interest expense, net	4,814	7,190	21,466	28,559
Other expense (income)	27	(168)	(104)	(212)
Income before provision for income taxes	42,750	43,912	220,166	223,329
Provision for income taxes	16,499	17,240	84,580	86,219
Net income	26,251	26,672	135,586	137,110
Net income attributable to noncontrolling interests	899	981	4,158	4,126
Net income attributable to VCA Antech, Inc.	$ 25,352	$ 25,691	$ 131,428	$ 132,984

Diluted earnings per share	$ 0.29	$ 0.30	$ 1.53	$ 1.55
Shares used for computing diluted
earnings per share	86,714	85,227	86,097	85,700

VCA Antech, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31,
	2009	2008
Assets

Current assets:
Cash and cash equivalents	$ 145,181	$ 88,959
Trade accounts receivable, net	49,186	43,453
Inventory	32,031	26,631
Prepaid expenses and other	27,242	18,800
Deferred income taxes	18,318	15,938
Prepaid income taxes	6,252	5,287
Total current assets	278,210	199,068
Property and equipment, net	289,415	263,443
Other assets:
Goodwill	985,674	922,057
Other intangible assets, net	44,280	35,645
Deferred financing costs, net	581	1,067
Other	29,244	27,758
Total assets	$ 1,627,404	$ 1,449,038

Liabilities and Equity

Current liabilities:
Current portion of long-term obligations	$ 17,195	$ 7,771
Accounts payable	28,326	26,087
Accrued payroll and related liabilities	33,539	42,840
Other accrued liabilities	43,298	46,424
Total current liabilities	122,358	123,122
Long-term obligations, less current portion	527,860	544,860
Deferred income taxes	75,197	47,331
Other liabilities	10,651	9,890
VCA Antech, Inc. stockholders' equity:
Common stock	86	85
Additional paid-in capital	335,114	308,674
Retained earnings	540,010	408,582
Accumulated other comprehensive loss	(163)	(6,352)
Total VCA Antech, Inc. stockholders' equity	875,047	710,989
Noncontrolling interest	16,291	12,846
Total equity	891,338	723,835
Total liabilities and equity	$ 1,627,404	$ 1,449,038

VCA Antech, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Year Ended
	December 31,
	2009	2008
Cash flows from operating activities:
Net income	$ 135,586	$ 137,110
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	39,571	31,911
Amortization of debt costs	486	470
Provision for uncollectible accounts	7,048	5,187
Net loss on sale and disposal of assets	4,035	234
Share-based compensation	7,951	7,176
Deferred income taxes	24,600	22,581
Excess tax benefit from exercise of stock options	(866)	(1,769)
Other	(425)	(14)
Changes in operating assets and liabilities:
Accounts receivable	(10,004)	(5,674)
Inventory, prepaid expenses and other assets	(15,591)	(6,981)
Accounts payable and other accrued liabilities	(1,974)	(2,515)
Accrued payroll and related liabilities	(7,794)	4,863
Prepaid income taxes	848	4,729
Net cash provided by operating activities	183,471	197,308
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(74,577)	(126,702)
Real estate acquired in connection with business acquisitions	(4,894)	(17,593)
Property and equipment additions	(50,801)	(55,045)
Proceeds from sale of assets	151	1,775
Other	(649)	(15,146)
Net cash used in investing activities	(130,770)	(212,711)
Cash flows from financing activities:
Repayment of long-term obligations	(7,936)	(7,790)
Borrowings on revolving credit facility	--	35,000
Repayment on revolving credit facility	--	(35,000)
Distributions to noncontrolling interest partners	(4,189)	(3,987)
Proceeds from issuance of common stock under stock option plans	15,297	3,606
Repurchase of common stock	(561)	--
Excess tax benefit from exercise of stock options	866	1,769
Net cash provided by (used in) financing activities	3,477	(6,402)
Effect of currency exchange rate changes on cash and cash equivalents	44	(102)
Increase (decrease) in cash and cash equivalents	56,222	(21,907)
Cash and cash equivalents at beginning of period	88,959	110,866
Cash and cash equivalents at end of period	$ 145,181	$ 88,959

VCA Antech, Inc.
Supplemental Operating Data
(Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to	Three Months Ended		Twelve Months Ended
VCA Antech, Inc., to adjusted net income	December 31,		December 31,
attributable to VCA Antech, Inc.	2009	2008	2009	2008

Net income attributable to VCA Antech, Inc.	$ 25,352	$ 25,691	$ 131,428	$ 132,984
(Recovery) write-down of internal-use software	(1,937)	--	3,334	--
Tax expense (benefit) from write-down of internal-use
software (1)	754	--	(1,298)	--
Adjusted net income attributable to VCA Antech, Inc.	$ 24,169	$ 25,691	$ 133,464	$ 132,984

(1) The rate used to calculate the tax benefit is the statutory tax rate for the year.

Table #2	Three Months Ended		Twelve Months Ended
Reconciliation of diluted earnings per share to	December 31,		December 31,
adjusted diluted earnings per share	2009	2008	2009	2008

Diluted earnings per share	$ 0.29	$ 0.30	$ 1.53	$ 1.55
Impact of internal-use software (recovery) write-down,
net of tax	(0.01)	--	0.02	--
Adjusted diluted earnings per share	$ 0.28	$ 0.30	$ 1.55	$ 1.55
Shares used for computing adjusted
diluted earnings per share	86,714	85,227	86,097	85,700

Table #3	Three Months Ended		Twelve Months Ended
Reconciliation of operating income to adjusted	December 31,		December 31,
operating income	2009	2008	2009	2008

Consolidated operating income	$ 47,591	$ 50,934	$ 241,528	$ 251,676
(Recovery) write-down of internal-use software	(1,937)	--	3,334	--
Consolidated adjusted operating income	$ 45,654	$ 50,934	$ 244,862	$ 251,676
Consolidated adjusted operating margin	14.5%	16.8%	18.6%	19.7%

VCA Antech, Inc.
Supplemental Operating Data - Continued
(Unaudited - In thousands)

Table #4			December 31,
Selected consolidated balance sheet data			2009	2008

Debt:
Revolving credit facility			$ --	$ --
Senior term notes			516,889	522,282
Other debt and capital leases			28,166	30,349
Total debt			$ 545,055	$ 552,631

	Three Months Ended		Year Ended
Table #5	December 31,		December 31,
Selected expense data	2009	2008	2009	2008

Rent expense	$ 11,776	$ 11,090	$ 46,658	$ 42,709

Depreciation and amortization included
in direct costs:
Animal hospital	$ 7,061	$ 5,517	$ 26,468	$ 21,464
Laboratory	2,357	1,936	9,139	7,269
Medical technology	389	103	1,036	1,032
Intercompany	(229)	(177)	(830)	(591)
	9,578	7,379	35,813	29,174
Depreciation and amortization included
in selling, general and administrative
expense	1,007	770	3,758	2,737
Total depreciation and amortization	$ 10,585	$ 8,149	$ 39,571	$ 31,911

Share-based compensation included in
direct costs:
Laboratory	$ 157	$ 147	$ 620	$ 758

Share-based compensation included in
selling, general and administrative expense:
Animal hospital	376	341	1,484	1,568
Laboratory	316	290	1,225	1,097
Medical technology	64	67	277	208
Corporate	1,098	1,022	4,345	3,545
	1,854	1,720	7,331	6,418
Total share-based compensation	$ 2,011	$ 1,867	$ 7,951	$ 7,176
CONTACT:  VCA Antech, Inc.
          Tomas Fuller, Chief Financial Officer
          (310) 571-6505